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                                  EXHIBIT 23.1
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Plan Administrator
SAP America, Inc. 401(k) Profit Sharing Plan and Trust

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 5, 2001, relating to the SAP America, Inc. 401(k) Profit Sharing Plan and Trust financial statements included in this Form 11-K, into SAP AG's previously filed Registration Statement on Form S-8 No. 333-41762.

/s/ Arthur Andersen LLP
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    Arthur Andersen LLP

Philadelphia, Pennsylvania
June 21, 2001